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                                                                  EXHIBIT 4.2(f)

                        Form of Pass Through Certificate

                          [Global Securities Legend]*

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.
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                               Mobil Corporation
                           1995-A6 PASS THROUGH TRUST

                 6.15% Pass Through Certificate, Series 1995-B6

                               CUSIP ____________

               Final Distribution Date:  January 2, 2008

     evidencing a fractional undivided interest in a trust, the property of which includes certain Series 1995-A6 Secured Notes secured by a 40% undivided interest in an oil and gas production system leased to MGB.


Certificate
No. 001 $64,762,000 Fractional Undivided Interest representing .00001544 of the Trust per $1,000 face amount

          THIS CERTIFIES THAT Cede & Co., for value received, is the registered owner of a $64,762,000 (Sixty Four Million Seven Hundred Sixty Two Thousand Dollars) Fractional Undivided Interest in Mobil Corporation 1995-A6 Pass Through Trust (the "Trust") created by First Security Bank of Utah, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of December 12, 1995 (the "Agreement") between the Trustee, Mobil Corporation, a corporation incorporated under Delaware law ("Mobil") and MGB, a corporation incorporated under Delaware law ("MGB"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.15% Pass Through Certificates, Series 1995-B6" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Series 1995-A6 Secured Notes (the "Trust Property"). The Secured Notes are secured by a security interest in a 40% undivided interest in an oil and gas production system leased to MGB.

          Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each January 2 and July 2, commencing July 2, 1996 (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the

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Distribution Date, an amount in respect of the Scheduled Payments on the Secured
Notes due on such Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the terms of this Certificate, in the event that Special Payments on the Secured Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Secured Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Special Distribution Date shall be the 2nd day of the month determined as provided in the Agreement. The
Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

          Distributions on this Certificate will be made by the Trustee by (i) wire transfer of immediately available funds or (ii) check mailed to the person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Certificate and by acceptance hereof each holder of this Certificate agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

          THIS IS THE GLOBAL SECURITY REFERRED TO IN SECTION 3.04 OF THE WITHIN-MENTIONED AGREEMENT.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                         MOBIL CORPORATION
                         1995-A6 PASS THROUGH TRUST

                         By: First Security Bank of Utah, National Association, as Trustee



                         By:________________________
                             Title:


             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

          This is the Global Certificate referred
            to in the within-mentioned Agreement


                              First Security Bank of Utah,
                                National Association,
                                as Trustee



                              By:___________________________
                                  Authorized Officer

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                           [Reverse of Certificate]


          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, Mobil, MGB or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Mobil, MGB and the rights of the Certificateholders under the Agreement at any time by Mobil, MGB and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in Salt Lake City, Utah, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such

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Holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons initially in minimum denominations of $250,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. At such time as certain restrictions on transfer have been removed, the minimum denominations of the Certificates shall be reduced to $1,000 or any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

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                           [FORM OF TRANSFER NOTICE]


FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
- ----------------------------------

- --------------------------------------------------------------------------------

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Please print or typewrite name and address including postal zip code of assignee

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the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

- --------------------------------------------------------------------------------
attorney to transfer said Certificate on the books of the Trust with full power of substitution in the premises.



Date:
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                         ----------------------------------------------------
                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatever.

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